UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 14, 2008, QuadraMed Corporation (the “Company”) issued a press release announcing the Company’s entry into a contract with Saudi Arabia National Guard Health Affairs for QuadraMed CPR service expansion, migration to InterSystem’s Cache database and interface licenses that represent sales bookings of approximately $8.8 million, with a total contract value of approximately $10.6 million. The press release also announced that the Company recorded sales bookings for the first half of 2008 of $33.5 million, an increase of 36% over the same period in 2007, and that the Company signed significant sales contracts in the second quarter of 2008 with four other organizations with combined bookings of approximately $3.5 million.

A copy of the foregoing press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference in response to this Item 2.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 99.1	QuadraMed Corporation Press Release, dated July 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2008

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	QuadraMed Corporation Press Release, dated July 14, 2008.